UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 12, 2021

BEYOND MEAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

119 Standard Street

El Segundo, California 90245

(Address of principal executive offices, including zip code)

(866) 756-4112

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

Additional Convertible Notes

On March 12, 2021, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, as representatives (the “Representatives”) of the several initial purchasers (the “Initial Purchasers”) named in the purchase agreement, dated March 2, 2021 (the “Purchase Agreement”), among the Representatives and Beyond Meat, Inc., a Delaware corporation (the “Company”), notified the Company of their election to exercise in full the Initial Purchasers’ option to purchase up to $150,000,000 aggregate principal amount of the Company’s 0% Convertible Senior Notes due 2027 (the “Additional Notes”) pursuant to the Purchase Agreement. The Additional Notes have the same terms in all respects, and were issued on March 16, 2021 under the same indenture, as the $1,000,000,000 aggregate principal amount of the Company’s 0% Convertible Senior Notes due 2027 issued on March 5, 2021, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 2021 (the “Base Notes Form 8-K”). The information set forth in Item 1.01 of the Base Notes Form 8-K under the heading “Indenture and Notes” is incorporated herein by reference.

Additional Capped Call Transactions

In connection with the exercise of the Initial Purchasers’ option to purchase the Additional Notes, on March 12, 2021, the Company entered into privately negotiated capped call transactions (the “Additional Capped Call Transactions”) with each of JPMorgan Chase Bank, National Association, New York Branch, HSBC Bank USA, National Association, Royal Bank of Canada (with RBC Capital Markets, LLC acting as agent), and Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent) (the “Option Counterparties”). The Additional Capped Call Transactions cover, subject to customary adjustments, the aggregate number of shares of the Company’s common stock that will initially underlie the Additional Notes, and are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of Additional Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of the converted Additional Notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Additional Capped Call Transactions. The terms of the Additional Capped Call Transactions are the same as the terms of the base capped call transactions described in the Base Notes Form 8-K, and the information set forth in Item 1.01 of the Base Notes Form 8-K under the heading “Capped Call Transactions” is incorporated herein by reference. The cost of the Additional Capped Call Transactions was approximately $10.95 million.

The Additional Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the Additional Notes and will not affect any holder’s rights under the Additional Notes or the indenture. Holders of the Additional Notes will not have any rights with respect to the Additional Capped Call Transactions.

The above description of the Additional Capped Call Transactions is a summary and is not complete. A copy of the form of confirmation for the Additional Capped Call Transactions is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the form of confirmation set forth in such exhibit.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

The Additional Notes were issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Additional Notes were resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the Additional Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Form of Confirmation of Additional Call Option Transaction, dated March 12, 2021.

104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Teri L. Witteman
Teri L. Witteman
General Counsel & Secretary

Date: March 16, 2021